SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):       May 12, 2004

CADENCE DESIGN SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10606	77-0148231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2655 SEELY AVENUE, BUILDING 5
SAN JOSE, CALIFORNIA 95134
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 943-1234

Item 9. Regulation FD Disclosure.
Signature
EXHIBIT INDEX
EXHIBIT 99.1

Item 9. Regulation FD Disclosure.

     On May 12, 2004, Cadence Design Systems, Inc., a Delaware corporation (the “Registrant”), issued a press release announcing the appointment of Michael J. Fister as President and Chief Executive Officer, succeeding H. Raymond Bingham, who has been appointed as Chairman of the Board of Directors of the Registrant. The press release also announced the appointment of Roger S. Siboni as lead director. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated as of May 12, 2004.

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ R.L. Smith McKeithen
R.L. Smith McKeithen
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Registrant issued on May 12, 2004.